UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On January 7, 2025, Stoke Therapeutics, Inc. (the “Company”) issued a press release (the “Press Release”) and conducted a virtual event for investors and analysts (the “Webinar Presentation”) announcing alignment with global regulatory agencies on plans to initiate a Phase 3 study of zorevunersen as potentially the first disease-modifying medicine for the treatment of Dravet syndrome. The Company is furnishing copies of the Press Release and Webinar Presentation, which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information furnished with this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Press Release and Webinar Presentation provide an update related to the design of the Company’s Phase 3 study of zorevunersen, including the following:

Phase 3 Study of Zorevunersen

•

Following successful interactions with the U.S. Food and Drug Administration (FDA), European Medicines Association (EMA) and Japan’s Pharmaceuticals and Medical Devices Agency, the Company has finalized its plans for the EMPEROR Phase 3 protocol.

•	The proposed study will evaluate two loading doses of 70mg followed by two maintenance doses of 45mg over 52-weeks compared to sham in children and adolescents ages 2 to <18 with Dravet syndrome.

•	The primary endpoint will be reduction in major motor seizure frequency.

•	Key secondary endpoints will include improvements in cognition and behavior as measured primarily by Vineland-3.

•	The Company plans to initiate the Phase 3 study by mid-2025 and data are anticipated by the end of 2027, pending enrollment and study timelines.

Commercial Opportunity

•

In connection with the planned initiation of its Phase 3 study, the Company is evaluating the potential commercial opportunity for zorevunersen for more than 38,000 patients with Dravet syndrome in seven major markets.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 7, 2025

99.2	Webinar Presentation dated January 7, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to the ability of zorevunersen to treat the underlying causes of Dravet syndrome and reduce seizures or show improvements in behavior and cognition at the indicated dosing levels or at all; the design, timing and results of the Phase 3 study; and the timing and expected progress of data readouts, regulatory meetings, regulatory decisions and other presentations. Statements including words such as “expect,” “plan,” “will,” “continue” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they prove incorrect or do not fully materialize, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the Company’s ability to advance, obtain regulatory approval of, and ultimately commercialize its product candidates, including zorevunersen; the timing of data readouts and interim and final results of preclinical and clinical trials; the receipt and timing of potential regulatory decisions; positive results in a clinical trial may not be replicated in subsequent trials or successes in early stage clinical trials may not be predictive of results in later stage trials; the Company’s ability to fund development activities and achieve development goals, including expectations regarding its collaboration with Acadia Pharmaceuticals; the Company’s ability to protect its intellectual property; the direct or indirect impact of global business, political and macroeconomic conditions, including inflation, interest rate volatility, cybersecurity events, uncertainty with respect to the federal budget, instability in the global banking system and volatile market conditions, and global events, including public health crises, and ongoing geopolitical conflicts, such as the conflicts in Ukraine and the Middle East; and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, its quarterly reports on Form 10-Q, and the other documents it files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: January 7, 2025	By:	/s/ Thomas E. Leggett
Thomas E. Leggett
Chief Financial Officer